As filed with the Securities and Exchange Commission
                       on December 27, 1996
                                       Registration No. _________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

                       FRP PROPERTIES, INC.
      (Exact name of registrant as specified in its charter)

               Florida                            59-2924957
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

        155 East 21st Street, Jacksonville, Florida 32206
       (Address of principal executive offices)  (Zip Code)

                  Registrant's telephone number,
               including area code: (904) 355-1781

           FRP PROPERTIES, INC. 1995 STOCK OPTION PLAN
                     (Full title of the plan)

                        Ruggles B. Carlson
           Assistant Treasurer and Assistant Secretary
                       FRP Properties, Inc.
                       155 East 21st Street
                   Jacksonville, Florida 32206
                          (904) 355-1781
    (Name, address and telephone number of agent for service)
                        _________________

                            Copies to:

                           Lewis S. Lee
              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        50 N. Laura Street
                            Suite 2800
                   Jacksonville, Florida 32202
                        _________________

                 CALCULATION OF REGISTRATION FEE
                               Proposed      Proposed      Amount of
   Title of      Amount to      Maximum       Maximum    Registration
  Securities        be         Offering      Aggregate        Fee
     to be      Registered     Price Per     Offering
  Registered        (1)        Share (2)     Price (2)

 Common
 Stock,                         $25.00      $2,500,000      $757.58
 $0.10 par     100,000
 value


1 Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the employee benefit plan described herein.
2 Pursuant to Rule 457(h), since the offering price to employees is not known, pursuant to Rule 457(c) the fee has been calculated on the basis of the price of the common stock on December 23, 1996.


         The exhibit index is located on page 8 pursuant to the sequential numbering system.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from the Registration
Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to
Part I of Form S-8.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") (Commission File Number 0-17554).

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, which sets forth the Registrant's audited consolidated financial statements and schedules for such fiscal year.

     (b) Description of the Registrant's Common Stock as set forth in Articles III, VII and XII of the Registrant's Articles of Incorporation, previously filed on Form S-4 dated December 13, 1988 (File No. 33-26115), as amended by vote of the shareholders on February 7, 1991 pursuant to proxy statement dated December 19, 1990 (text contained in Exhibit thereto) and filed with the Commission.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

     Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant's Articles of Incorporation provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

     Article X of the Registrant's Articles of Incorporation provides as follows:

     1. The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

     2. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     3. The corporation, its directors, officers, employees and agent shall be fully protected in taking any action or making any payment under this Article X or refusing to do so, in reliance upon the advice of counsel.

     4. In addition to the foregoing provisions, this corporation shall indemnify each person or party described in paragraph A of this Article X to the fullest extent permitted by Section 607.014, Florida
     Statutes.

     5. If any part of this Article X shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

     The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).


Item 7.   Exemption from Registration Claimed.

     Options for a total of 15,000 shares out of the 100,000 registered hereunder have heretofore been granted by the Registrant to one person. This person is an executive officer and a director of the Registrant. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933. None of such shares are being re-offered or re-sold hereunder at this time.


Item 8.   Exhibits.

     Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.


Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration
          Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and finished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 4th day of December, 1996.

                              FRP PROPERTIES, INC.
                                   (Registrant)


                              By:   /s/ John E. Anderson
                                   John E. Anderson,
                                   President and Chief Executive
                                   Officer
                                   (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of December, 1996.


           Signature                        Title

 /s/ John E. Anderson           Director, President and Chief
      John E. Anderson          Executive Officer
                                (Principal Executive Officer)

 /s/ Edward L. Baker                      Director
      Edward L. Baker

 /s/ John D. Baker, II                    Director
      John D. Baker, II

 /s/ Thompson S. Baker                    Director
      Thompson S. Baker

 /s/ Thompson S. Baker, II                Director
      Thompson S. Baker, II

 /s/ Ruggles B. Carlson         Assistant Treasurer and
      Ruggles B. Carlson        Assistant Secretary
                                (Principal Financial and
                                Accounting Officer)

 /s/ Ish Copley                           Director
      Ish Copley

 /s/ David H. deVilliers, Jr.             Director
      David H. deVilliers, Jr.

 /s/ Albert D. Ernest, Jr.                Director
      Albert D. Ernest, Jr.

 /s/ Luke E. Fichthorn, III               Director
      Luke E. Fichthorn, III

 /s/ Francis X. Knott                     Director
      Francis X. Knott

 /s/ Radford D. Lovett                    Director
      Radford D. Lovett

 /s/ John R. Mabbett, III                 Director
      John R. Mabbett, III

 /s/ Robert H. Paul, III                  Director
      Robert H. Paul, III

 /s/ Martin E. Stein, Jr.                 Director
      Martin E. Stein, Jr.

 /s/ James H. Winston                     Director
      James H. Winston



                          EXHIBIT INDEX


                                                    Sequentially
 Exhibit                                              Numbered
   No.                                                 Pages

 4.1(a)   Articles of Incorporation (incorporated
          by reference to Exhibit 3(a) to Form
          S-4 Registration Statement dated
          December 13, 1988.  (Reg. No. 33-
          26115))

 4.1(b)   Amendment to Articles of Incorporation
          (incorporated by reference to Exhibit
          3(i)(b) to Registrant's Form 10-K for
          the year ended September 30, 1993).

 4.1(c)   Amendment to Articles of Incorporation
          (incorporated by reference to appendix
          to Registrant's Proxy Statement dated
          December 15, 1994).

 4.2      Restated Bylaws (incorporated by
          reference to Exhibit 3(ii)(a) to
          Registrant's Form 10-K for the year
          ended September 30, 1993).

 4.3      Amendment to Restated Bylaws
          (incorporated by reference to Exhibit
          3(ii)(b) to Registrant's Form 10-K for
          the year ended September 30, 1994).

 4.4      FRP Properties, Inc. 1995 Stock Option
          Plan (incorporated by reference to
          appendix to Registrant's Proxy
          Statement dated December 15, 1994).

 5.1      Opinion of Counsel.                                  9

 21.1     Subsidiaries of the Company whose                   11
          employees are entitled to participate
          in the FRP Properties, Inc. 1995 Stock
          Option Plan.

 23.1     Consent of Deloitte & Touche, L.L.P.                12

 23.2     Consent of Counsel (included in Exhibit
          5.1)



                           EXHIBIT 5.1
                        OPINION OF COUNSEL


              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        50 N. Laura Street
                            Suite 2800
                     Jacksonville, FL  32202




                        December  26, 1996


FRP Properties, Inc.
155 East 21st Street
Jacksonville, FL  32206

     Re:  FRP Properties, Inc. 1995 Stock Option Plan
          -Registration Statement on Form S-8

Ladies and Gentlemen:

     We are counsel to FRP Properties, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of options for 100,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), pursuant to the FRP Properties, Inc. 1995 Stock Option Plan (the "Plan").

     In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated December 26, 1996; (c) a copy of the Company's articles of incorporation and all amendments thereto; (d) a copy of the Company's by-laws; and (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Common Stock. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company has been incorporated under the laws of Florida and the Company's status is active.

     2. The Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the options for the Common Stock shall have been issued and exercised in the manner contemplated by the Plan; and (iii) certificates representing the Common Stock shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Stock.

     The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

     This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Common Stock for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

     In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                         Very truly yours,


                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.


                           EXHIBIT 21.1

                                            State of
 Name                                     Incorporation

 Florida Rock & Tank Lines, Inc.             Florida

 Florida Rock Properties, Inc.               Florida

 FRP Development Corp.                      Maryland

 FRP Maryland, Inc.                         Maryland

 34 Loveton Center Limited Partnership      Maryland

 FRTL, Inc.                                  Florida

 Sunbelt Transport, Inc.                     Florida

 Oz Limited Partnership                     Maryland

 FRP Lakeside Limited Partnership           Maryland



                           EXHIBIT 23.1
                        AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration
Statement of FRP Properties, Inc. on Form S-8 of our reports dated December 3, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of FRP Properties,
Inc. for the year ended September 30, 1996.


DELOITTE & TOUCHE L.L.P.


/s/ Deloitte & Touche L.L.P.

Jacksonville, Florida
December 26, 1996